                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement               [ ] Confidential, for use of the
[X] Definitive Proxy Statement                    the Commission only
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14A-ll(c) or Rule 14a-12

                       CADUS PHARMACEUTICAL CORPORATION
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

[ ]    Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)      Amount Previously Paid: $______________
       (2)      Form, Schedule or Registration Statement No.: _________________
       (3)      Filing Party: _________________
       (4)      Date Filed: __________________

                       CADUS PHARMACEUTICAL CORPORATION
                          777 Old Saw Mill River Road

                        Tarrytown, New York 10591-6705

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          to be held on June 4, 1998

To the Stockholders of Cadus Pharmaceutical Corporation:

         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Cadus Pharmaceutical Corporation (the "Company") will be held on Thursday, June 4, 1998, at the offices of the Company, 777 Old Saw Mill River Road, Tarrytown, New York 10591-6705, at 10:00 a.m. local time.

         The Meeting will be held for the following purposes:

         1. To elect twelve directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

         2. To consider and act upon a proposal to approve an amendment to the Cadus Pharmaceutical Corporation 1996 Incentive Plan (the "Plan") that increases the maximum number of shares of common stock, $.01 par value per share, that may be the subject of awards under the Plan by 1,000,000 shares.

         3. To transact such other business as may properly come before the Meeting or any and all adjournments thereof.

         The Board of Directors of the Company fixed the close of business on April 27, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any and all adjournments thereof. Consequently, only stockholders of record at the close of business on April 27, 1998 are entitled to notice of and to vote at the Meeting and at any and all adjournments thereof.

         Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card, and return it promptly in the enclosed envelope to ensure your representation at the Meeting. You are cordially invited to attend the Meeting and, if you do so, you may personally vote, regardless of whether you have signed a proxy.

Tarrytown, New York
May 11, 1998

                                   By Order of the Board of Directors

                                   James S. Rielly
                                   Secretary

                       CADUS PHARMACEUTICAL CORPORATION


                          777 Old Saw Mill River Road
                        Tarrytown, New York 10591-6705
                                (914) 467-6200

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS

         This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Cadus Pharmaceutical Corporation (the "Company), to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Thursday, June 4, 1998, at 10:00 a.m. local time, at the offices of the Company, 777 Old Saw Mill River Road, Tarrytown, New York, 10591-6705, and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to the holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), on or about May 11, 1998.

         Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of twelve directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified; (ii) the approval of an amendment to the Company's 1996 Incentive Plan (the "Plan") that increases the maximum number of shares of Common Stock that may be the subject of awards under the Plan by 1,000,000; and (iii) such other business as may properly come before the Meeting or any and all adjournments thereof. The Company is not aware of any other business to be presented for consideration at the Meeting.

                      VOTING AND SOLICITATION OF PROXIES

         Only holders of record of shares of Common Stock at the close of business on April 27, 1998 (the "Record Date") are entitled to vote at the Meeting. As of the Record Date, 12,403,753 shares of Common Stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held of record on the Record Date for each proposal submitted for stockholder consideration at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. The election of each nominee for director requires a plurality of the total votes cast. The other proposal being presented at the Meeting requires the approval of a majority of the total votes cast. Abstentions will be considered shares present for purposes of determining whether a quorum is present at the Meeting and, therefore, will have the same legal effect as a vote against a motion presented at the Meeting. Broker non-votes will be considered as shares not entitled to vote and will, therefore, not be considered in the tabulation of votes.

         All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the directions on the proxies. A proxy may be revoked at any time prior to final tabulation of the votes at the Meeting. Stockholders may revoke proxies by written notice to the Secretary of the Company, by delivery of a proxy bearing a later date, or by personally appearing at the Meeting and casting a contrary vote. If no direction is indicated, the shares represented by properly executed proxies will be voted in favor of the Board's nominees for director and for approval of the amendment to the Plan that increases the maximum number of shares of Common Stock that may be the subject of awards under the Plan by 1,000,000. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

         The executive officers and directors of the Company as a group own or may be deemed to control approximately 66.1% of the outstanding shares of Common Stock of the Company. Each of the executive officers and directors has indicated his or her intent to vote all shares of Common Stock owned or controlled by him or her in favor of each item set forth herein.

         The proxy solicitation is made by and on behalf of the Board. Solicitation of proxies for use at the Meeting may be made in person or by mail, telephone or telegram, by officers and regular employees of the Company. Such persons will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders.

                       COMMON STOCK OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 23, 1998, with respect to
(i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each Named Executive Officer (as defined below under "EXECUTIVE COMPENSATION-Summary Compensation") and (iv) all directors and executive officers as a group. All information is based upon ownership filings made by such persons with the Securities and Exchange Commission (the "Commission") or upon information provided by such persons to the Company.

                                                     Number of Shares
                                                     Amount and Nature     Percentage of Outstanding
Name and Address of Beneficial Owner (1)             Beneficial Ownership          Owned(2)
----------------------------------------            ---------------------  -------------------------

Carl C. Icahn**.................................      3,364,216(3)                  27.12%
    767 Fifth Avenue
    New York, New York  10153

Bristol-Myers Squibb............................         2,061,673                  16.62%
    P.O. Box 4000
    Route 206 and Province Line Road
    Princeton, New Jersey  08543-4000

                                                     Number of Shares
                                                     Amount and Nature     Percentage of Outstanding
Name and Address of Beneficial Owner (1)             Beneficial Ownership          Owned(2)
----------------------------------------            ---------------------  -------------------------
Physica B.V. (4) ...............................        1,599,942                  12.90%
    C.J. van Houtenlaan 36
    1381 CP Weesp
    The Netherlands

International Biotechnology Trust plc...........          850,000(5)                6.85%
    c/o Rothschild Asset Management Limited
    Five Arrows House
    St. Swithins Lane
    London EC4N 8NR
    United Kingdom

Jeremy M. Levin, D.Phil., MB.BChir..............          290,071(6)                2.29%
    c/o Physiome Sciences, Inc.
    307 College Road East
    Princeton, NJ 08540

Philip N. Sussman...............................           85,002(7)                  *
David R. Webb, Ph.D.............................           44,375(8)                  *
Arlindo L. Castelhano, Ph.D.....................            9,583(9)                  *
James S. Rielly.................................            6,034(10)                 *
Theodore Altman**...............................            3,000(11)                 *
James R. Broach**...............................          220,334(12)               1.76%
Harold First**..................................           11,334(13)                 *
Russell D. Glass**..............................                  ---                 *
William H. Koster, Ph.D.**......................        2,061,673(14)              16.62%
Peter S. Liebert, M.D**.........................           11,334(15)                 *
Robert J. Mitchell**............................            3,000(16)                 *
Mark H. Rachesky, M.D...........................          193,683(17)               1.56%

Siegfried G. Schaefer**.........................        1,599,942(18)              12.90%
Nicole Vitullo**................................          853,000(19)               6.88%
Samuel D. Waksal, Ph.D**........................            3,000(20)                 *
Jack G. Wasserman**.............................            3,000(21)                 *
All executive officers and directors as a.......        8,472,510(22)              66.82%
    group (16 persons)

------------
       * Less than one percent
       * * Nominee for election to the Board

(1) Except as otherwise indicated above, the address of each stockholder identified above is c/o the Company, 777 Old Saw Mill River Road, Tarrytown, NY 10591-6705. Except as indicated in the other footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

(2) Share ownership in the case of each person listed above includes shares issuable upon the exercise of options held by such person as of April 23, 1998, that may be exercised within 60 days after such date for purposes of computing the percentage of Common Stock owned by such person, but not for purposes of computing the percentage of Common Stock owned by any other person.

(3) Includes 2,258,790 shares of Common Stock held by High River Limited Partnership. Mr. Icahn is the sole shareholder of the sole general partner of High River Limited Partnership. Also includes 3,000 shares of Common Stock that Mr. Icahn currently has the right to acquire upon the exercise of stock options.

(4)      Physica B.V. is an affiliate of Solvay Pharmaceuticals B.V.

(5) Consists of 850,000 shares of Common Stock held by the International Biotechnology Trust plc ("IBT"). Rothschild Asset Management acts as the investment manager to IBT and therefore may be deemed to share beneficial ownership of these shares.

(6) Consists of 290,071 shares of Common Stock which Dr. Levin currently has the right to acquire upon the exercise of stock options.

(7) Consists of 85,002 shares of Common Stock which Mr. Sussman currently has the right to acquire upon the exercise of stock options.

(8)      Consists of 44,375 shares of Common Stock which Dr. Webb currently has the right to acquire upon the exercise of  stock options.

(9) Includes 2,917 shares of Common Stock which Dr. Castelhano currently has the right to acquire upon the exercise of stock options.

(10) Includes 5,834 shares of Common Stock which Mr. Rielly currently has the right to acquire upon the exercise of stock options.

(11) Consists of 3,000 shares of Common Stock which Mr. Altman currently has the right to acquire upon the exercise of stock options.

(12) Includes (i) 110,667 shares of Common Stock which Dr. Broach currently has the right to acquire upon the exercise of a stock option and (ii) 16,666 shares of Common Stock owned by Dr. Broach's children.

(13) Includes 3,000 shares of Common Stock which Mr. First currently has the right to acquire upon the exercise of stock options.

(14) Consists of 2,061,673 shares of Common Stock held by Bristol-Myers Squibb. Dr. Koster is Senior Vice President, Drug Discovery of Bristol-Myers Squibb Pharmaceutical Research Institute. Dr. Koster may be deemed the beneficial owner of the 2,061,673 shares of Common Stock held by Bristol-Myers Squibb, but disclaims such beneficial ownership.

(15) Includes 3,000 shares of Common Stock which Dr. Liebert currently has the right to acquire upon the exercise of stock options.

(16) Consists of 3,000 shares of Common Stock which Mr. Mitchell currently has the right to acquire upon the exercise of stock options.

(17) Includes 3,000 shares of Common Stock which Dr. Rachesky currently has the right to acquire upon the exercise of stock options.

(18) Consists of 1,599,942 shares of Common Stock held by Physica B.V., an affiliate of Solvay Pharmaceuticals. Professor Schaefer is the head of worldwide research at Solvay Pharmaceuticals. Professor Schaefer may be deemed the beneficial owner of the 1,599,942 shares of Common Stock held by Physica B.V., but disclaims such beneficial ownership.

(19) Includes (a) 850,000 shares of Common Stock held by IBT and (b) 3,000 shares of Common Stock which Ms. Vitullo currently has the right to acquire upon the exercise of stock options. Ms. Vitullo is Senior Vice President of Rothschild Asset Management Inc., an affiliate of Rothschild Asset Management Ltd., the investment manager for IBT. Ms.

         Vitullo may be deemed the beneficial owner of the 850,000 shares of Common Stock held by IBT, but disclaims such beneficial ownership.

(20) Consists of 3,000 shares of Common Stock which Dr. Waksal currently has the right to acquire upon the exercise of stock options.

(21) Consists of 3,000 shares of Common Stock which Mr. Wasserman currently has the right to acquire upon the exercise of stock options.

(22) Includes (a) 275,795 shares of Common Stock issuable upon exercise of options, (b) 2,061,673 shares of Common Stock held by Bristol-Myers Squibb, (c) 1,599,942 shares of Common Stock held by Physica B.V., and (d) 850,000 shares of Common Stock held by IBT. See footnotes
         (3), (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (17),
         (18), (19), (20) and (21).

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

         The directors to be elected at the Meeting will serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Proxies not marked to the contrary will be voted "FOR" the election to the Board of each nominee. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the current directors. The nominees for the Board of the Company are as follows:

           Carl C. Icahn                        Peter S. Liebert
           Theodore Altman                      Robert J. Mitchell
           James R. Broach                      Siegfried G. Schaefer
           Harold First                         Nicole Vitullo
           Russell D. Glass                     Samuel D. Waksal
           William H. Koster                    Jack G. Wasserman

         Information about the foregoing nominees is set forth under "MANAGEMENT" below.

         THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION TO THE BOARD OF ALL NOMINEES NAMED ABOVE.

Board Meetings and Committees

         The Board held nine meetings in 1997. Each director other than Carl

C. Icahn, Theodore Altman, Mark H. Rachesky and Samuel D. Waksal (during the period in which each such director served) attended at least seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board, plus (ii) the total number of meetings held by all committees of the Board on which the director served.

         The Board has two committees, an Audit Committee and a Compensation Committee. It does not have a Nominating Committee or any committee performing a similar function. The Audit Committee is composed of Harold First, Robert J. Mitchell and Samuel D. Waksal. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of their audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. The Audit Committee held two meetings in 1997. The Company's Compensation Committee is composed of Harold First, Nicole Vitullo and Jack G. Wasserman. The duties of this committee are to recommend to the Board remuneration for officers of the Company and to determine the number, issuances and types of options and/or stock appreciation rights pursuant to the Company's 1996 Incentive Plan. The Compensation Committee held eleven meetings in 1997.

         The non-employee directors receive $1,000 for each meeting of the Board attended and $500 for each meeting of a committee of the Board attended.

                                  PROPOSAL 2

                AMENDMENT TO THE COMPANY'S 1996 INCENTIVE PLAN

General

         The Cadus Pharmaceutical Corporation 1996 Incentive Plan (the "Plan") was adopted by the Board and approved by the stockholders of the Company in May 1996, prior to the Company's initial public offering of Common Stock in July 1996. On December 1996, the Board amended the Plan to, among other things, (i) increase the maximum number of shares of Common Stock that may be the subject of awards under the Plan by 500,000, from 333,334 shares to 833,334 shares and (ii) provide that the directors of the Company will be eligible to receive awards under the Plan. The stockholders of the Company approved such amendments to the Plan in June 1997. In December 1997, the Board amended the Plan to increase the maximum number of shares of Common Stock that may be the subject of awards under the Plan by 1,000,000, from 833,334 shares to 1,833,334 shares. Pursuant to the Plan, the above-described amendment requires stockholder approval. The material features of the Plan as currently in effect are described in "Description of the Plan as Currently in Effect" below.

Reasons and Principal Effects of the Proposal

         Increase in Number of Shares. As of December 11, 1997, only 128,473 shares of Common Stock remained available for future awards under the Plan,

without giving effect to the proposed amendment. One purpose of the proposal to increase by 1,000,000 shares the aggregate number of shares of Common Stock that may be issued under the Plan is to continue the Plan. If the proposal is adopted, the employees of the Company and other persons who are eligible to participate in the Plan could receive more benefits under the

Plan than they could if the proposal is not adopted. The Board believes that the continued availability of awards under the Plan will help to attract, motivate and retain employees and other persons who contribute to the Company.

New Plan Benefits

         The Board and the Compensation Committee each has the discretion to determine the awards, if any, to be granted to any eligible person under the Plan. Accordingly, the awards that will be granted to any individual is not determinable. The following table sets forth, as of April 27, 1998, (a) the options granted under the Plan, subject to stockholder approval of the proposal to increase the maximum number of shares of Common Stock that may be the subject of awards under the Plan, to each Named Executive Officer, all current executive officers as a group, all current non-executive officer directors as a group and all non-executive officer employees as a group; and
(b) the per share exercise price of such options:



                                                                               Securities
                                                                               Underlying           Exercise Price
Name of Individual or Group                                                 Options Granted           ($/share)
---------------------------                                                 ---------------           ---------
Jeremy M. Levin (1)....................................................            --                     --
Philip N. Sussman......................................................            75,000             6.375 (2)
   Senior Vice President of Corporate Development
David R. Webb..........................................................            45,000             6.375 (2)
   Vice President of Research and Chief Scientific Officer
James S. Rielly........................................................            15,000             6.375 (2)
   Vice President of Finance, Treasurer and Secretary
Arlindo L. Castelhano, Ph.D............................................             1,000             6.375 (2)
   Executive Director of Chemistry
All current executive officers as a group (4 persons)..................           136,000             6.375 (3)
All current non-executive officer directors as a group (12
persons)...............................................................             7,500             6.375 (3)
All non-executive officer employees as a group (11 persons)............            28,500             6.375 (3)



(1) Dr. Levin ceased being the President and Chief Executive Officer of the
    Company on January 31, 1998.
(2) The exercise price of the option represents the last reported sale price of the Common Stock on the date the option was granted, as quoted on the Nasdaq National Market.
(3) $6.375 represents the average exercise price of such options.

Description of the Plan as Currently in Effect

         Shares Subject to the Plan. The maximum number of shares of Common
Stock that may be the subject of awards under the Plan is 833,334. In December
1997, the Board amended the Plan, subject to approval by the stockholders of the Company, to increase the maximum number of shares of Common Stock

                                       7



that may be the subject of awards under the Plan by 1,000,000, from 833,334 to 1,833,334 (plus any shares that are the subject of canceled or forfeited awards).

         Administration. The Plan is administered by the Board and the Compensation Committee, which have the power and authority under the Plan to determine which of the Company's employees, consultants and directors will receive awards, the time or times at which awards will be made, the nature and amount of the awards, the exercise or purchase price, if any, of such awards, and such other terms and conditions applicable to awards as it determines to be appropriate or advisable.

         Type of Stock Options. Stock options granted under the Plan may be either non-qualified stock options or options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The term of incentive stock options granted under the Plan cannot extend beyond ten years from the date of grant (or five years in the case of a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant).

         Share Awards. Shares of Common Stock may either be awarded or sold under the Plan and may be issued or sold with or without vesting and other restrictions, as determined by the Compensation Committee or the Board.

         Vesting. Under the Plan, the Board or Compensation Committee may establish with respect to each option or share awarded or sold such vesting provisions as it determines to be appropriate or advisable. Unvested options will automatically terminate within a specified period of time following the termination of the holder's relationship with the Company and in no event beyond the expiration of the term. The Company may either repurchase unvested shares of Common Stock at their original purchase price upon the termination of the holder's relationship with the Company or cause the forfeiture of such shares, as determined by the Compensation Committee or the Board. All options granted and shares sold under the Plan to employees of the Company may, in the discretion of the Board or the Compensation Committee, become fully vested upon the occurrence of certain corporate transactions if the holders thereof are terminated in connection therewith.

         Exercise Price. The exercise price of options granted and the purchase price of shares sold under the Plan are determined by the Compensation Committee or the Board, but may not, in the case of incentive stock options, be less than the fair market value of the Common Stock on the date of grant (or, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, 110% of such fair market value), as determined by the Compensation Committee or the Board.

         Participation. Awards may be granted to employees and directors of and consultants to the Company. As of April 23, 1998, there were 105 employees and 12 non-employee directors of, and 10 consultants to, the Company.

         Stock Appreciation Rights. The Board or the Compensation Committee may also grant, in combination with non-qualified stock options and incentive stock options, stock appreciation rights ("Tandem SARs"), or may grant Tandem
SARs as an addition to outstanding non-qualified stock options. A Tandem SAR permits the participant, in lieu of exercising the corresponding option, to elect to receive any appreciation in the value of the shares subject to such option directly from the Company in shares of Common Stock. The amount payable by the Company upon the exercise of a Tandem SAR is measured by the difference between the market value of such shares at the time of exercise and the option exercise price. Generally, Tandem SARs may be exercised at any time after the underlying option vests. Upon the exercise of a Tandem SAR, the

                                       8





corresponding portion of the related option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an option to which a Tandem SAR is attached, the Tandem SAR may no longer be exercised to the extent that the corresponding option has been exercised. Nontandem stock appreciation rights ("Nontandem SARs") may also be awarded by the Compensation
Committee or the Board. A Nontandem SAR permits the participant to elect to receive from the Company that number of shares of Common Stock having an aggregate market value equal to the excess of the market value of the shares covered by the Nontandem SAR on the date of exercise over the aggregate base price of such shares as determined by the Compensation Committee or the Board.
With respect to both Tandem and Nontandem SARs, the Compensation Committee or the Board may determine to cause the Company to settle its obligations arising out of the exercise of such rights in cash or a combination of cash and shares, in lieu of issuing shares only.

         Tax Offset Payments. Under the Plan, the Compensation Committee or the Board may also award tax offset payments to assist employees in paying income taxes incurred as a result of their participation in the Plan. The amount of the tax offset payments will be determined by applying a percentage established from time to time by the Compensation Committee or the Board to all or a portion of the taxable income recognizable by the employee upon: (i) the exercise of a non-qualified stock option or an SAR; (ii) the disposition of shares received upon exercise of an incentive stock option; (iii) the lapse of restrictions on restricted shares; or (iv) the award of unrestricted shares.

         Antidilution. The number and class of shares available under the Plan may be adjusted by the Compensation Committee or the Board to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company. At the time of grant of any award, the Compensation Committee or the Board may provide that the number and class of shares issuable in connection with such award be adjusted in certain circumstances to prevent dilution or enlargement of rights.

         Amendment and Termination. The Board may suspend, amend, modify or terminate the Plan. However, the Company's stockholders must approve any amendment that would (i) materially increase the aggregate number of shares issuable under the Plan, (ii) materially increase the benefits accruing to employees under the Plan or (iii) materially modify the requirements for eligibility to participate in the Plan. Awards made prior to the termination of the Plan shall continue in accordance with their terms following such termination. No amendment, suspension or termination of the Plan shall adversely affect the rights of an employee, director or consultant in awards previously granted without such employee's, director's or consultant's consent.

         As of April 23, 1998, an aggregate of 678,242 shares of Common Stock were subject to outstanding stock options granted under the Plan, including the 136,000 shares of Common Stock subject to outstanding stock options granted under the Plan to four officers, subject to approval of the amendment to the Plan to increase the maximum number of shares of Common Stock that may be the subject of awards under the Plan. As of April 23, 1998, stock options to purchase 126,196 shares were exercisable at prices ranging from $5.75 to $14.00 per share. The last sale price of the Common Stock reported on the Nasdaq National Market on April 23, 1998 was $7.188 per share.

         In December 1997, the Company registered the shares issuable upon exercise of stock options granted or which may be granted under the Plan, as amended to increase the maximum number of shares that may be the subject of awards under the Plan to 1,833,334, pursuant to an amendment to a registration statement on Form S-8.

United States Federal Income Tax Aspects of the Plan


                                       9






         Non-Statutory Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option (i.e., an option other than an incentive stock option, which is described below), regardless of whether it includes an SAR.
In addition, the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of an SAR, the recipient of such award will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the recipient. Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option or an SAR, any appreciation after the date of exercise should qualify as capital gain.

         Upon the exercise of a non-statutory stock option or an SAR, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the award recipient assuming any federal income tax withholding requirements are satisfied.

         Incentive Stock Options. The incentive stock options under the Plan are intended to constitute "incentive stock options" within the meaning of
Section 422 of the Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant of an incentive stock option and the Company is not entitled to a tax deduction by reason of such a grant. No federal income tax is imposed on the optionee upon the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted and within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). If these conditions are met and no tax is imposed on the optionee, then the Company would not be entitled to any deduction for federal income tax purposes in connection with the exercise of the option or the disposition of the underlying shares. However, the difference between the fair market value of the shares on the date of exercise of an incentive stock option and the exercise price generally must be included in the optionee's alternative minimum taxable income for purposes of computing an optionee's alternative minimum tax liability.

         Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, the difference between the amount realized and the exercise price should constitute either a "mid-term" capital gain or loss (if the stock were owned for more than 12 months but not more than 18 months) or long-term capital gain or loss (if the stock were owned for more than 18 months). If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the special holding period requirements for incentive stock options, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale, if less than the fair market value of the shares at the time of exercise) over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term, mid-term or long-term capital gain, depending on the holding period of the shares.

         Section 162(m) of the Code. Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million paid in any year to its chief executive officer or any of its four other highest-paid officers. Compensation paid under a qualified performance-based compensation arrangement which (among other things) provides for compensation based on pre-established performance goals established


                                      10





by a compensation committee that is composed solely of two or more "outside directors" is not considered in determining whether an employee's compensation exceeds $1,000,000 for these purposes. Whether an award of stock options and SARs granted under the Plan will satisfy the requirements of Section 162(m) of the Code for qualified performance-based compensation will depend upon the specific facts and circumstances existing at the time of the issuance of the option or SAR. Accordingly, depending upon those circumstances, the income recognized in connection with the awards under the Plan may be excluded from a covered employee's compensation for purposes of determining whether such person's compensation exceeds $1,000,000, in which event the Company's deduction for such compensation should not be limited by Section 162(m).

         The Plan is not qualified under Section 401(a) of the Code.

Required Affirmative Vote

         The affirmative vote of at least a majority of the outstanding shares of Common Stock present at the meeting or by proxy is required for approval of the amendment to the Plan that increases the maximum number of shares of Common Stock that may be the subject of awards under the Plan by 1,000,000 from 833,334 shares to 1,833,334 shares. If the amendment is not approved, the amendment will not become effective and conditional options granted to three directors, four officers and certain non-executive officer employees of the Company may not become exercisable.

         THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE CADUS
PHARMACEUTICAL CORPORATION 1996 INCENTIVE PLAN THAT INCREASES THE MAXIMUM
NUMBER OF SHARES OF COMMON STOCK THAT MAY BE THE SUBJECT OF AWARDS UNDER THE
PLAN BY 1,000,000 FROM 833,334 SHARES TO 1,833,334 SHARES.


                                      11






                                  MANAGEMENT

         Information with respect to the executive officers, directors and nominees for director, key employees and consultants of the Company as of April 23, 1998 is set forth below:


Name                                               Age      Position
Philip N. Sussman..................................46       Senior Vice President of Corporate Development

David R. Webb, Ph.D................................53       Vice President of Research and Chief Scientific
                                                            Officer

James S. Rielly....................................34       Vice President of Finance, Treasurer and Secretary

Arlindo L. Castelhano, Ph.D........................45       Executive Director of Chemistry

James R. Broach, Ph.D**............................50       Director of Research and Director

John C. Cambier, Ph.D..............................49       Director of Immunology

Gary L. Johnson, Ph.D..............................48       Director of Cell Biology

Algis Anilionis, Ph.D..............................47       Director of Intellectual Property

Jennifer LaVin.....................................32       Director of Corporate Communications

O. Prem Das, Ph.D..................................44       Director of Business Development

Carl C. Icahn**....................................62       Director

Theodore Altman**..................................56       Director

Harold First (1)(2)**..............................61       Director

Russell D. Glass**.................................35       Nominee for Director

William H. Koster, Ph.D.**.........................54       Director

Peter S. Liebert, M.D**............................62       Director

Robert J. Mitchell (2)**...........................51       Director

Mark H. Rachesky, M.D..............................39       Director

Professor Siegfried G. Schaefer**..................49       Director


Nicole Vitullo (1)**...............................40       Director

Samuel D. Waksal, Ph.D. (2)**......................50       Director

Jack G. Wasserman (1)**............................61       Director

**   Nominee for Election to the Board.

(1)  Member of the Compensation Committee.

(2) Member of the Audit Committee.

          Philip N. Sussman, Senior Vice President of Corporate Development, joined the Company in September 1993 in the capacity of Vice President of Corporate Development. From December 1990 to September 1993, Mr. Sussman was Director of Strategy and Business Development for the Pharmaceuticals Division of Ciba-Geigy Corporation, a public pharmaceutical company. He is a member of the Review Panel for the Innovative Technology Research Grant Program, Center for Biotechnology, New York State Science and Technology Foundation. He is also a member of the New York Venture Capital Forum, Inc. and a director of the M.I.T. Enterprise Forum of New York. He is a member of the Board of Directors of Axiom Biotechnologies, Inc., a private biotechnology company. Mr. Sussman holds an S.M., with a concentration in Finance, from the Sloan School of Management at the Massachusetts Institute of Technology. He also holds a B.S. from the State University of New York at Stony Brook and is currently a candidate for an M.S. degree in Biotechnology from Manhattan College.

         David R. Webb, Ph.D., Vice President of Research and Chief Scientific Officer, joined the Company in such capacities in July 1995. From January 1987 to July 1995, Dr. Webb was a Distinguished Scientist at Syntex Inc., a public pharmaceutical company, in the Department of Molecular Immunology. From April 1990 to January 1995, Dr. Webb was also Director of Syntex Inc.'s Institute of Immunology and Biological Sciences. Prior to that Dr. Webb was a member of the Department of Cell Biology at the Roche Institute of Molecular Biology. From January 1989 to the present, Dr. Webb has also been a Consulting Professor of Cancer Biology at Stanford University. Dr. Webb is a member of the Board of Directors of Axiom Biotechnologies, Inc., a private biotechnology company. Dr. Webb holds a Ph.D. in Microbiology from Rutgers University, and an M.A. and a B.A. in Biology from California State University at Fullerton.

         James S. Rielly, Vice President of Finance, Treasurer and Secretary, joined the Company in September 1992 as its Controller, became its Treasurer and Secretary in September 1993 and became its Vice President of Finance in

December 1997. From November 1989 to September 1992, Mr. Rielly was the Controller and Treasurer of Baring Brothers & Co., Inc., an investment banking firm. Mr. Rielly is a certified public accountant and holds a B.S.B.A. from Bucknell University.

         Arlindo L. Castelhano, Ph.D., has been Executive Director of Chemistry of the Company since June 1996 and Director of Chemistry from September 1995 to June 1996. He was a scientist at Syntex Inc., a public pharmaceutical company, from 1982 to 1995 and served as Principal Scientist from 1993 to 1995. He received his Ph.D. in Chemistry from McMaster University and his B.S. from University of Toronto.

         James R. Broach, Ph.D., a founder of the Company and inventor of the Company's yeast-based drug discovery technology, has been Director of Research of the Company since its inception and a director of the Company since April 1998. He is and has been since 1984 a Professor at Princeton University in the Department of Molecular Biology. In 1984, Dr. Broach and his collaborators were the first ones to demonstrate that human genes could be successfully implanted into yeast cells. He received his Ph.D. in Biochemistry from University of California at Berkeley and his B.S. from Yale University.

         John C. Cambier, Ph.D., inventor of certain of the Company's signal transduction technologies, has been Director of Immunology of the Company since November 1994. He is Chief of the Division of Basic Sciences in the Department of Pediatrics at the National Jewish Center for Immunology and Respiratory Medicine. Dr. Cambier is also Professor of Immunology at the University of Colorado Health Sciences Center. He is internationally known for his work on transmembrane signal transduction, especially antigen and immunoglobulin Fc receptors. Dr. Cambier conducted his postdoctoral training at the University of Texas Southwestern Medical School, completed his Ph.D. in Immunology and Virology at the University of Iowa, and received his B.S. from Southwest Missouri State University.

         Gary L. Johnson, Ph.D., inventor of certain of the Company's signal transduction technologies, has been Director of Cell Biology of the Company since November 1994. He is Director of the Program in Molecular Signal Transduction at the National Jewish Center for Immunology and Respiratory Medicine. He is also Professor of Pharmacology at the University of Colorado School of Medicine and a Senior Member of its Cancer Center where he serves on the executive board. Dr. Johnson's research focuses on receptor activation of G Proteins and the integration of signal transduction pathways regulated by G Proteins and tyrosine kinases. He received his Ph.D. in Pharmacology from the University of Colorado and his B.S. from California State University.

         Algis Anilionis, Ph.D., has been Director of Intellectual Property of the Company since November 1994. He was Patent Manager at Oncogene Science

Inc., a public biotechnology company, from 1991 to 1994 and Manager of Molecular Biology and Genetics Research at Praxis Biologics, Inc. (now known as Lederle/Praxis, a division of American Home Products), a public vaccine manufacturer and research and development company, from 1986 to 1991. Dr. Anilionis has nine issued U.S. patents and four granted European patents. He is a registered Patent Agent. He received his Ph.D. in Molecular Biology from Edinburgh University and a B.A. Hons. degree from University of Oxford.

         Jennifer LaVin, Director of Corporate Communications, joined the Company in September 1996. From December 1992 to September 1996, Ms. LaVin was an equity analyst and Assistant Vice President at Merrill Lynch & Co., Inc. focusing on the pharmaceutical industry. Ms. LaVin received her M.B.A. from Columbia Business School and her B.A. in Biochemistry from the University of Pennsylvania.

         O. Prem Das., Ph.D., Director of Business Development, joined the Company in September 1996. Dr. Das was President of Heartland BioTechnologies, Inc. from May 1995 to September 1996, and its Vice President from April 1994 to May 1995. From April 1994 to September 1996, he was also Director of Research at Heartland. Prior to that, Dr. Das completed postdoctoral fellowships in biochemistry, molecular biology and genetics at Rutgers University, the University of Minnesota and Georgetown University. Dr. Das received his Ph.D. in Biological Chemistry from MIT, an M.Sc. from the Indian Institute of Technology and a B.Sc. from Loyola College, Madras University.

         Carl C. Icahn became a director of the Company in July 1993. He was a Co-Chairman of the Board of Directors from May 1995 to May 1996. Mr. Icahn has been Chairman of the Board and Chief Executive Officer of ACF Industries Inc., a privately held railcar leasing and manufacturing company, since 1984, ACF Industries Holding Corp., a privately held holding company for ACF Industries Inc. since August 1993, and, since 1968, Icahn & Co., Inc., a registered broker-dealer and until 1995 a member firm of the New York Stock Exchange, Inc. Since November 1990, Mr. Icahn has been Chief Executive Officer and Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. He has been a director of both Marvel Entertainment Group, Inc., a public company that publishes comic books and develops, sells and licenses comic book and other characters, and Toy Biz, Inc., a public company that markets and sells toys, since June 1997. From before 1990, Mr. Icahn has been Chief Executive Officer and Chairman of the Board of Starfire Holding Corporation, a privately held holding company. From before 1991 to January 1993, Mr. Icahn was Chief Executive Officer and Chairman of the Board of Trans World Airlines, Inc., a public airline company. Mr. Icahn received his A.B. from Princeton University.

         Theodore Altman became a director of the Company in May 1996. For the past five years, Mr. Altman has been a senior partner in the law firm of Gordon Altman Butowsky Weitzen Shalov & Wein, concentrating his areas of practice in securities law and litigation. Mr. Altman received a B.A. from Bucknell University and an LL.B. from New York University.

         Harold First became a director of the Company in April 1995. Mr. First has been since January 1993 an independent financial consultant. From December 1990 through January 1993, Mr. First served as Chief Financial Officer of Icahn Holding Corp., a privately held holding company, and related entities. He has been a director of Trump Taj Mahal Realty Corp., a privately held real estate company, from October 1991 until September 1996; a member of the Supervisory Board of Directors of Memorex Telex N.V., a public technology company, from February 1992 until February 1997; a director of Tel-Save Holdings, Inc., a public long-distance telephone service company, since September 1995; a director of both Marvel Entertainment Group, Inc., a public company that publishes comic books and develops, sells and licenses comic book and other characters, and Toy Biz, Inc., a public company that markets and sells toys, since June 1997; and a director of Panaco, Ltd., an oil and gas drilling company, since September 1997. Mr. First was a director of Trans World Airlines, Inc., a public airline company, from December 1990 through January 1993; a director of ACF Industries, Inc., a privately held railcar leasing and manufacturing company, from February 1991 through December 1992; and Vice Chairman of the Board of Directors of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate from March 1991 through December 1992. He is a certified public accountant and holds a B.S. from Brooklyn College.

         Russell D. Glass is a nominee for director. Mr. Glass has been President of Icahn Associates Corp. and Starfire Holding Corporation, privately held holding companies, since April 1998. From March 1996 to March 1998, he was a partner in Relational Investors LLC, an investment management firm. From 1988 to March 1996, Mr. Glass was President of Premier Partners Inc., a private investment firm. Mr. Glass is a director of the A.G. Spanos Companies, a privately held national real estate development company and owner of the NFL San Diego Chargers. Mr. Glass received his B.A. from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

         William H. Koster, Ph.D., became a director of the Company in April 1998. Dr. Koster has been Senior Vice President, Drug Discovery of Bristol-Myers Squibb Pharmaceutical Research Institute since July 1997. From 1990 until July 1997, he was a Vice President of Bristol-Myers Squibb Pharmaceutical Research Institute. Dr. Koster received a Ph.D. in Organic Chemistry from Tufts University and a B.A. from Colby College.

         Peter S. Liebert, M.D., became a director of the Company in April 1995. Dr. Liebert has been a pediatric surgeon in private practice since 1968 and is affiliated with Babies Hospital of Columbia Presbyterian. He is Clinical Associate Professor of Surgery, College of Physicians and Surgeons,

Columbia University. He is also Chairman of the Board of Rx Vitamins, Inc. Dr. Liebert holds an M.D. from Harvard University Medical School and a B.A. from Princeton University.

         Robert J. Mitchell became a director of the Company in May 1996. Mr. Mitchell has been Senior Vice President-Finance of ACF Industries Inc. since March 1995 and was Treasurer of ACF Industries Inc. from December 1984 to March 1995. Mr. Mitchell has also served as President and Treasurer of ACF Industries Holdings Corp. since August 1993 and as Vice President, Liaison Officer of Icahn & Co., Inc. since November 1984. From 1987 to January 1993, Mr. Mitchell served as Treasurer of Trans World Airlines, Inc. Mr. Mitchell has been a director of National Energy Group, Inc., a public company involved in the exploration of oil and gas reserves, since August 1996. He has been a director of both Marvel Entertainment Group, Inc., a public company that publishes comic books and develops, sells and licenses comic book and other characters, and Toy Biz, Inc., a public company that markets and sells toys, since June 1997. He received his B.S. degree in Business Administration from St. Francis college.

         Mark H. Rachesky, M.D. became a director of the Company in July 1993. Since June 1996, Dr. Rachesky has been the President of MHR Fund Management LLC, the investment manager of three investment partnerships. From February 1990 until June 1996, Dr. Rachesky was employed by Icahn Holding Corporation where he initially served as a senior investment officer and, for the last three years, as Carl C. Icahn's chief investment advisor. Dr. Rachesky has been a director of Samsonite Corp., a public luggage manufacturing company, since June 1993 and a director of Culligan Water Technologies, Inc., a public water purification company, since its spin-off from Samsonite Corp. in December 1995. From November 1990 to June 1996, Dr. Rachesky served as a director and officer of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. From June 1987 to February 1990, Dr. Rachesky was employed by an affiliate of the Robert M. Bass Group, Inc., a privately held financial company. Dr. Rachesky received an M.D. and an M.B.A. from Stanford University and his B.S. from the University of Pennsylvania.

         Professor Siegfried G. Schaefer became a director of the Company in January 1998. Dr. Schaefer has been head of worldwide research at Solvay Pharmaceuticals since July 1997 and the head of research at a Dutch division of Solvay Pharmaceuticals from May 1996 to July 1997. From September 1992 to July 1997 Dr. Schaefer was a department head for project management at an affiliate of Solvay Pharmaceuticals. Dr. Schaefer has a B.S. in Biology from the University of Bochum and a Doctorate in Pharmacology from the University of Munich. Dr. Schaefer is currently a Professor at the University of Hamburg in the Department of Pharmacology and Toxicology.

         Nicole Vitullo became a director of the Company in December 1996. Ms. Vitullo has been Senior Vice President of Rothschild International Asset Management since November 1996 and Vice President thereof from November 1992 until November 1996. From July 1991 to November 1992, Ms. Vitullo served as Director of Corporate Communications and Investor Relations at Cephalon, Inc., a public biotechnology company. From June 1979 to July 1991, she held various positions at Eastman Kodak, including Manager of Venture Capital Development of the Healthcare Group. Ms. Vitullo serves as a director of Cytel Corporation, Anergen, Inc., Onyx Pharmaceuticals, Inc. and Corvas International, public biotechnology companies. Ms. Vitullo received her M.B.A. from the University of Rochester's William E. Simon School of Business and her B.S. in Mathematics/Statistics from the University of Rochester.

         Samuel D. Waksal, Ph.D., a founder of the Company, has been a director of the Company since its inception and was a Co-Chairman of the Board of Directors from May 1995 to May 1996. Dr. Waksal was Chief Executive Officer of the Company from June 1992 to December 1992 and was its Chairman of the Board of Directors from June 1992 to May 1995. Dr. Waksal has been the Chief Executive Officer and a director of ImClone Systems Incorporated, a public biotechnology company, since 1985 and President since March 1987. From 1982 to 1985, Dr. Waksal was a member of the faculty of the Mt. Sinai School of Medicine as Associate Professor of Pathology and Director of the Division of Immunotherapy within the Department of Pathology. He has served as visiting investigator of the National Cancer Institute, Immunology Branch, Research Associate of the Department of Genetics, Stanford University Medical School, Assistant Professor of Pathology at Tufts University School of Medicine and Senior Scientist for the Tufts Cancer Research Center. Dr. Waksal was a scholar of the Leukemia Society of America from 1979 to 1984. He currently serves as Chairman of the New York Council for the Humanities. Dr. Waksal received his Ph.D. in Immunology from Ohio State University College of Medicine.

         Jack G. Wasserman became a director of the Company in May 1996. For the past five years, Mr. Wasserman has been a senior partner in Wasserman, Schneider & Babb, a New York law firm that concentrates its practice in legal matters relating to international trade. Mr. Wasserman is a director of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. Mr. Wasserman received a B.A. from Adelphi University, a J.D. from Georgetown University and a Diploma from the Johns Hopkins University School of Advanced International Studies.

                            EXECUTIVE COMPENSATION


Summary Compensation

         The following table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered to the Company in all capacities for the fiscal years ended December 31, 1997, 1996 and 1995, by its Chief Executive Officer and each of the Company's other executive officers whose total salary and bonus exceeded $100,000 during such fiscal year (collectively, the "Named Executive Officers"):

                          Summary Compensation Table

                                                                                                 Long-Term
                                                                                               Compensation
                                                                                                   Awards
                                                                                                ------------
                                                                 Annual Compensation            Securities
                                                                 -------------------             Underlying         All Other
         Name and Principal Position               Year       Salary ($)       Bonus ($)         Options (#)      Compensation
         ---------------------------               ----       ----------       ---------         -----------      ------------
Jeremy M. Levin (1)...........................     1997          225,000          45,000           300,000          231,164
   President and Chief Executive Officer           1996          225,000          45,000            25,000                -
                                                   1995          175,260          65,000              ----                -


Philip N. Sussman.............................     1997          160,000          20,000            75,000
   Senior Vice President of Corporate              1996          149,375               -            65,000                -
      Development                                  1995          110,260          70,000            33,334                -


David R. Webb.................................     1997          175,000          20,000            45,000
   Vice President of Research and Chief            1996          175,000          17,500            17,500                -
      Scientific Officer                           1995           94,868(2)       30,000            66,667          128,021(3)


Arlindo L. Castelhano, Ph.D...................     1997          118,800          15,000             1,000                -
   Executive Director of Chemistry                 1996          105,833          15,000            11,666                -
                                                   1995                -               -                 -                -


James S. Rielly...............................     1997           95,000          20,000            15,000
   Vice President of Finance                       1996          100,846          15,000            16,666                -


                                                   1995                -               -                 -                -

(1) Dr. Levin ceased being the President and Chief Executive Officer of the Company on January 31, 1998. All other Compensation includes $231,164 in accrued severance.

(2) Dr. Webb joined the Company in June 1995 and received a salary at the rate of $175,000 per annum for 1995.

(3)   All Other Compensation includes: (i) $121,754 of relocation expenses,
      (ii) $5,880 in healthcare premiums and reimbursements paid by the Company and (iii) $387 in short term and long-term disability premiums and life insurance premiums paid by the Company.

      Employment Contracts and Termination of Employment and Change-In-Control Agreements

      Philip N. Sussman

      Mr. Sussman is an employee at will but has a severance agreement with the Company that provides that if he is terminated without cause (i) the Company will continue to pay him his then salary and provide him with medical benefits until the earlier of twelve months from the date of termination or his commencement of comparable new employment with another company and (ii) all unvested stock options issued to him will immediately vest as of the date of termination.

      Dr. David R. Webb

      Dr. Webb is an employee at will but has a severance agreement with the Company that provides that if he is terminated without cause he will receive severance equal to (i) 6 months' salary if such termination is after 24 months but before the 37th month after commencement, or (ii) whatever is deemed appropriate for other officers of the Company at the time of termination if such termination is more than 36 months after commencement.

      James S. Rielly

      Mr. Rielly is an employee at will but has a severance agreement with the Company that provides that if he is terminated without cause (i) the Company will continue to pay him his then salary and provide him with medical benefits until the earlier of six months from the date of termination or his commencement of new employment and (ii) all unvested stock options issued to him will immediately vest as of the date of termination.

Option Grants

      The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1997 by the Company to the Named Executive Officers:


                       Option Grants in Last Fiscal Year

                                                Individual Grants
                                  -----------------------------------------------------------
                                                                                                  Potential Realizable Value
                                                   Percent of                                       At Assumed Annual Rates
                                                      Total                                             of Stock Price
                                  Securities         Options                                        Appreciation for Option
                                  Underlying        Granted to       Exercise                              Terms ($)
                                    Options        Employees in       Price        Expiration     --------------------------
           Name                   Granted (#)      Fiscal Year      ($/share)         Date            5%             10%
           ----                   -----------      -----------      ---------        ------           --             ---
Jeremy M. Levin............         100,000           15.34            20.00      2/4/07(1)         178,647       1,469,131
                                    200,000           30.69            13.375     2/4/07(1)       1,682,293       4,263,261
Philip N. Sussman..........          20,000            3.07             6.375     12/30/07           80,184         203,202
                                      5,000            0.77             6.375     12/30/07           20,046          50,801
                                     50,000            7.67             6.375     12/30/07          200,460         508,005
David R. Webb..............          20,000            3.07             6.375     12/30/07           80,184         203,202
                                     10,000            1.53             6.375     12/30/07           40,092         101,601
                                     15,000            2.30             6.375     12/30/07           60,138         152,402
Arlindo L. Castelhano                 1,000            0.15             6.375     12/30/07            4,009          10,160
James S. Rielly............          15,000            2.30             6.375     12/30/07           60,138         152,402

Option Exercises and Holdings

      The following table sets forth certain information concerning each exercise of stock options, during the fiscal year ended December 31, 1997 by the Named Executive Officers and unexercised stock options held by the Named Executive Officers as of the end of such fiscal year.

              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values

                                                                         Number of
                                                                   Securities Underlying               Value of Unexercised
                                                                   Unexercised Options at            In-The-Money Options at
                                                                   December 31, 1997 (#)             December 31, 1997 ($)(2)
                                                                  -----------------------           -------------------------
                               Shares          Aggregate
                             Acquired on         Value
          Name                Exercise        Realized ($)       Exercisable Unexercisable          Exercisable Unexercisable

          ----               -----------      ------------       ----------- -------------          ----------- -------------
Jeremy M. Levin..........       25,000           309,500            315,071             --           1,424,713             --
Philip N. Sussman........           --                --             85,002        121,666             213,090         46,248
David R. Webb............       10,000            98,750             27,708         91,459              96,248        137,503
Arlindo L.                       6,666            61,661              2,917         16,417                  --         27,506
Castelhano
James S. Rielly                  8,334            93,872              5,834         30,832               4,626          9,249
------------

(1) These options were canceled when Dr. Levin and the Company determined, on December 29, 1997, not to renew his employment agreement.

(2) Based on the difference between the closing price of the underlying shares of Common Stock on December 31, 1997 as reported by the NASDAQ National Market ($6.375) and the option exercise price.

Compensation Committee Interlocks and Insider Participation

         The Company's Compensation Committee is composed of Harold First, Nicole Vitullo and Jack G. Wasserman. Neither Mr. First, Ms. Vitullo nor Mr. Wasserman is or was an officer or employee of the Company.

Board Compensation Committee Report on Executive Compensation

      Introduction

      The Compensation Committee of the Board is responsible for determining and administering the Company's compensation policies for the remuneration of the Company's officers. The Compensation Committee annually evaluates individual and corporate performance from both a short-term and long-term perspective.

      Philosophy

      The Company's executive compensation program seeks to encourage the achievement of business objectives and superior corporate performance by the Company's executives. The program enables the Company to reward and retain highly qualified executives and to foster a performance-oriented environment wherein management's long-term focus is on maximizing stockholder value through equity-based incentives. The program calls for consideration of the nature of each executive's work and responsibilities, unusual accomplishments or achievements on the Company's behalf, years of service, the executive's total compensation and the Company's financial condition generally.


      Components of Executive Compensation

      Historically, the Company's executive employees have received cash-based and equity-based compensation.

      Cash-Based Compensation. Base salary represents the primary cash component of an executive employee's compensation, and is determined by evaluating the responsibilities associated with an employee's position at the Company and the employee's overall level of experience. In addition, the Committee, in its discretion, may award bonuses. The Compensation Committee and the Board believe that the Company's management and employees are best motivated through stock option awards and cash incentives.

      Equity-Based Compensation. Equity-based compensation principally has been in the form of stock options. The Compensation Committee and the Board believe that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management's focus on maximizing long-term stockholder value and thus provide a direct relationship between an executive's compensation and the stockholders' interests. No specific formula is used to determine stock option awards for an employee. Rather, individual award levels are based upon the subjective evaluation of each employee's overall past and expected future contributions to the success of the Company.

Compensation of the Chief Executive Officer

      The philosophy, factors and criteria of the Compensation Committee generally applicable to the Company's officers are also applicable to the Chief Executive Officer. The Chief Executive Officer's salary and cash bonus for 1997 were based on his existing employment agreement with the Company. The stock options to purchase an aggregate of 300,000 shares of Common Stock granted to the Chief Executive Officer in February 1997 were granted in anticipation of the renewal of his employment agreement with the Company and, accordingly, were canceled when his employment agreement was not renewed.

                                               Harold First
                                               Nicole Vitullo
                                               Jack G. Wasserman

Comparative Stock Performance Graph

      The following graph provides a comparison of the cumulative total return* for the Nasdaq U.S. Stock Market Index, the Nasdaq Pharmaceutical Index and the Company since the Company's initial public offering on July 17, 1996.

                    Comparison of Cumulative Total Return
                   among Cadus Pharmaceutical Corporation,
                    the Nasdaq U.S. Stock Market Index and
                       the Nasdaq Pharmaceutical Index

                                 [LINE CHART]

      * $100 invested July 17, 1996 in the Company's Common Stock or in the index indicated, including reinvestment of dividends.

      Corresponding index values and the Company's Common Stock price values are given below:

                               7/17/96      9/30/96      12/31/96     3/31/97      6/30/97       9/30/97     12/31/97
                               -------      -------      --------     -------      -------       -------     --------
Cadus                         $100.000       89.286       125.00      173.214      203.571       162.500       91.071
Nasdaq                         100.000      113.115       118.674     112.290      132.873       155.349      145.691
Nasdaq Pharmaceutical          100.000      113.668       110.054     104.700      113.025       126.798      113.925
Index

Cadus Closing Stock Price   $    7.000        6.250         8.750      12.125       14.250        11.375        6.375

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      For the year ended December 31, 1997, the Company received $3,115,275 in cash for research funding from Bristol-Myers Squibb and recorded $4,115,275 as revenue, which constituted 46% of the Company's gross revenues in 1997. William H. Koster, a director of the Company, is the Senior Vice President, Drug Discovery of Bristol-Myers Squibb Pharmaceutical Research Institute.

      For the year ended December 31, 1997, the Company received $2,587,460 in cash for research funding from Solvay Pharmaceuticals B.V., an affiliate of Physica B.V., which constituted 29% of the Company's gross revenues in 1997. Siegfried G. Schaefer, a director of the Company, is the head of worldwide research at Solvay Pharmaceuticals.

                             INDEPENDENT AUDITORS


      The Board selected KPMG Peat Marwick LLP as the Company's independent auditors for its fiscal year ending December 31, 1998. Representatives of KPMG Peat Marwick LLP will be present at the Meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate inquiries from stockholders.

                   COMPLIANCE WITH 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of the Common Stock (the "Ten Percent Stockholders") to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. Directors, executive officers and Ten Percent Stockholders are required to furnish the Company with copies of all such forms that they file. Based solely on the review of such forms furnished to the Company, the Company believes that during 1997, the Company's directors, executive officers and Ten Percent Stockholders complied with all applicable Section 16(a) filing requirements.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

      Stockholders who wish to present proposals at the 1999 annual meeting of stockholders and who wish to have their proposals presented in the proxy statement distributed by the Board in connection with such annual meeting must submit their proposals in writing, to the attention of the Secretary of the Company, on or before January 15, 1999.

                            ADDITIONAL INFORMATION

      The Company's Annual Report, including certain financial statements, is being mailed concurrently with this Proxy Statement to all persons who were stockholders of record at the close of business on April 27, 1998, which is the record date for voting purposes. The Annual Report does not constitute a part of the proxy soliciting material.

      Upon the written request of any stockholder, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997. Written requests for such report should be directed to the Investor Relations Department of the Company, 777 Old Saw Mill River

Road, Tarrytown, New York 10591-6705.

                                    GENERAL

      The Board knows of no other matters which are likely to be brought before the Meeting. If, however, any other matters are properly brought before the Meeting, the persons named in the enclosed proxy or their substitutes shall vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

                                         By Order of the Board of Directors

                                         JAMES S. RIELLY

                                         Secretary
Tarrytown, New York
May 11, 1998

                                                                         PROXY

                       CADUS PHARMACEUTICAL CORPORATION
            777 Old Saw Mill River Road, Tarrytown, New York 10591

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

      The undersigned hereby appoints Philip N. Sussman and/or James S. Rielly as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of the Common Stock of Cadus Pharmaceutical Corporation held of record by the undersigned on April 27, 1998, at the Annual Meeting of Stockholders to be held on June 4, 1998 or at any adjournment thereof.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

   A |X| Please mark your
         votes as in this
         example

   1.    ELECTION    FOR all twelve                       Nominees:
 OF          nominees at right                    Carl C. Icahn
 DIRECTORS   (except as marked to   WITHHOLD      Theodore Altman
                     the contrary below)    AUTHORITY     James R. Broach
                                                          Harold First
                            |_|                |_|        Russell D. Glass
                                                          William H. Koster
(INSTRUCTION: To withhold authority for any of the        Peter S. Liebert
nominees, strike a line through the nominee's name in     Robert J. Mitchell
the list at right.)                                       Siegfried G. Schaefer
                                                          Nicole Vitullo
                                                          Samuel K. Waksal
                                                          Jack G. Wasserman

   2. Approval of amendment to the Cadus Pharmaceutical Corporation 1996 Incentive Plan (the "Plan") that increases the maximum number of shares of Common Stock that may be the subject of awards under the Plan by 1,000,000, from 833,334 shares to 1,833,334 shares.

              |_|     FOR         |_|     AGAINST         |_|     ABSTAIN

-------------------------------------------------------------------------------

   3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR each of the two proposals.

         Receipt of Notice of Annual Meeting and Proxy Statement dated May __, 1998 is hereby acknowledged.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE OR DELIVER TO: American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005. Facsimile copies of the Proxy, properly completed and duly executed, will be accepted at (718) 236-4588. If you have any questions, please call American Stock Transfer & Trust Company at (212) 936-5100.

Signature:____________  Signature if held jointly:_____________  Dated:____,1998

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.